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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Company's Form S-8 of our report dated February 12, 1997, relating to the consolidated financial statements of Data Dimensions, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended.

We also hereby consent to the incorporation by reference in the Form S-8 of our report dated September 12, 1997, relating to the financial statements of Pyramid Information Services, Inc. appearing in the Company's Current Form 8-K dated October 30, 1997.


/s/ BDO Seidman, L.L.P.

BDO Seidman, L.L.P.


Seattle, Washington
December 31, 1997